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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 2002, relating to the financial statements and financial statement schedule of Edwards Lifesciences Corporation, which appears in the Edwards Lifesciences Corporation Form 10-K for the year ended December 31, 2001.

                      /s/ PRICEWATERHOUSECOOPERS LLP

Orange County, California
August 14, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS